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                                                                   Exhibit 10.16



                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

                           dated as of August 19, 1999

                                      among

                            PS BUSINESS PARKS, L.P.,


                           THE LENDERS LISTED HEREIN,


                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Agent





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

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I.  THE AMENDMENTS....................................................1

         SECTION 1.1.  Definitions............................................1

         SECTION 1.2.  Extension Fee..........................................3

         SECTION 1.3.  Extension..............................................3

         SECTION 1.4.  Financial Information..................................4

         SECTION 1.5.  Intentially Deleted....................................4

         SECTION 1.6.  Minimum Tangible Net Worth.............................4

         SECTION 1.7.  Fixed Charge Coverage..................................4

         SECTION 1.8.  Financial Statements and Other Reports.................4

         SECTION 1.9.  Environmental Matters..................................5


ARTICLE II.  CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT....................6


ARTICLE III.  REPRESENTATIONS OF BORROWER.....................................7


ARTICLE IV.  MISCELLANEOUS....................................................7

         SECTION 4.1.  Capitalized Terms......................................7

         SECTION 4.2.  Ratification...........................................7

         SECTION 4.3.  Counterparts...........................................7

         SECTION 4.4.  Governing Law..........................................7

                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") dated as of August 19, 1999 among PS BUSINESS PARKS, L.P., a California limited partnership (the "Borrower"), the lenders listed on the signature pages hereof ("Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent and representative for the Lenders (in such capacity, the "Agent").

          WHEREAS, Borrower, the Agent and the lenders listed on the signature pages thereof entered into that certain Revolving Credit Agreement ("Original Agreement") dated as of August 6, 1998;

          WHEREAS, Borrower, the Lenders and the Agent wish to extend the Maturity Date to August 6, 2002 and make certain other amendments to the Original Agreement. The Original Agreement, as modified by this Amendment may be referred to herein as the "Credit Agreement";

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Borrower, the Lenders and the Agent agree as follows:

                                   ARTICLE I.

                                 THE AMENDMENTS

          SECTION 1.1. Definitions. The following terms shall be added to, or shall be substituted in lieu of the corresponding terms in, Section 1.1 of the Original Agreement:

          "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower's Credit Rating, Agent shall give notice of such change to the Lenders and include in such notice the new Applicable Margin and the effective date of such change. In the event that more than one (1) different Credit Rating has been assigned, the lower of the Credit Ratings will prevail.

                                     GRID A:

                                                            Applicable
                                                            Margin for               Applicable
                        Range of                            Base Rate                Margin for
                        Borrower's                          Loans                    LIBOR Loans
                        Credit Rating                       (% per annum)            (% per annum)
                        -------------                       -------------            -------------

Level I                 A-/A3
                        or better                                   0.0                    0.75

Level II                BBB+/Baa1                                   0.0                    0.80

Level III               BBB/Baa2                                    0.0                    0.95

Level IV                BBB-/Baa3                                   0.0                    1.00

Level V                 Unrated or Below Investment Grade           0.0              See Grid B

                                     GRID B:

                                                            Applicable
                                                            Margin for               Applicable
                                                            Base Rate                Margin for
                                                            Loans                    LIBOR Loans
                        Leverage                            (% per annum)            (% per annum)
                        -------------                       -------------            -------------

Level I                 Less than or Equal to 25%                   0.0                    1.05

Level II                > 25% Less than or Equal to 35%             0.0                    1.10

Level III               > 35% Less than or Equal to 45%             0.0                    1.20

Level IV                > 45%                                       0.0                    1.35

          "Equity Offering Net Proceeds" means, cumulatively, the Net cash proceeds received and the value of assets acquired (net of Debt incurred or assumed in connection therewith) through the issuance of Capital Stock of any Borrower Party after the Amendment Date, excluding any amounts attributable to mandatorily redeemable preferred stock (other than preferred stock redeemable solely with common stock). "Net" means net of underwriters' discounts, commission and other reasonable out-of-pocket expenses actually paid to any Person (other than any Borrower Party or any Affiliate thereof).

          "Fee Letter" means that certain letter dated August 19, 1999 between the Borrower and the Agent.

          "Fixed Charges" means, for any Fiscal Quarter, and without duplication, Interest Expense for such Fiscal Quarter, plus scheduled principal amortization payments (other than balloon payments) on Debt of the Borrower Parties and the Consolidated Entities during such Fiscal Quarter, plus the Capital Expenditure Reserve, plus all dividends and other distributions paid during such Fiscal Quarter to holders of preferred stock or preferred partnership units of the Borrower Parties and the Consolidated Entities.

          "Liquidated Cost" shall have the meaning set forth in Section 5.12.

          "Maturity Date" means at any time, the then-applicable maturity date specified hereunder. The initial Maturity Date shall be August 6, 2002, although such date may be extended by the Lenders as provided in Section 2.5.2 hereof.

          "Revolving Loan Note" means a Note made by the Borrower payable to the order of a particular Lender, in the amount of such Lender's Revolving Commitment, which note is substantially in the form of Exhibit A-1, as amended (including any amendments and restatements thereof) from time to time.

          SECTION 1.2. Extension Fee. Section 2.4.2 of the Original Agreement is hereby deleted in its entirety.

          SECTION 1.3. Extension. Section 2.5.2 of the Original Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

          2.5.2. Extension. Borrowers may request extensions of the Maturity Date by making such request to Agent ("Extension Notice") in writing at least ninety (90) days prior to each anniversary of the Closing Date (commencing with the anniversary falling on August 6, 2000). The Agent and the Lenders have no obligation to extend the Maturity Date and the Maturity Date shall not be extended unless (i) the Borrower is in full compliance with all of the terms, conditions and covenants of this Agreement at the time of request and on the applicable anniversary Date, (ii) all of the Lenders and the Agent have agreed to do so in writing, (iii) Borrower shall, on or prior to the applicable anniversary, have executed and delivered to the Agent an extension agreement in the form provided by Agent, and (iv) Borrower shall, on or prior to the applicable anniversary, provided all Lenders shall have approved the request, have remitted to the Agent any extension fee, and have satisfied any other conditions to extension, agreed to between Borrower and the Agent. If Borrower's request for extension is approved and the other foregoing conditions are met, then (i) the extension of the Maturity Date shall be for a period of one (1) year and (ii) such extension shall be effective as of the applicable anniversary. The Agent and the Lenders shall have a period of forty-five (45) days from receipt of written notice of Borrowers' intention to extend the Maturity Date to approve such extension, in their sole and absolute discretion. If Borrower has not received written notice of the Lenders' intention to extend the Maturity Date within such forty-five (45) day period, then the extension request shall be deemed to be not approved. If an extension is granted, Borrower may request subsequent one (1) year extensions subject to the same criteria and procedures established in this Section 2.5.2. As an example, in order to extend the initial Maturity Date, Borrower must notify Agent at least ninety (90) days prior to August 6, 2000. If approved, the Maturity Date would then be extended from August 6, 2002 to August 6, 2003. In the event that Borrower's initial request for extension is not granted, any subsequent request for extension is not granted, or Borrower does not request an extension pursuant to this Section 2.5.2, then, commencing on the Maturity Date, Borrower shall no longer be able to obtain Loans hereunder and all outstanding Loans shall become all due and payable.

          SECTION 1.4. Financial Information. Section 4.5.1 of the Original Agreement is hereby amended by deleting the dates "December 31, 1996" and "December 31, 1997" and substituting in lieu thereof the dates "December 31, 1997" and "December 31, 1998" respectively. Section 4.5.2 of the Original Agreement is hereby amended by deleting the words "September 30, 1997 and March 31, 1998" and substituting in lieu thereof the words "June 30, 1999".

          SECTION 1.5. [Intentially Deleted].

          SECTION 1.6. Minimum Tangible Net Worth. Section 6.4.3 of the Original Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

          6.4.3. Minimum Tangible Net Worth. Tangible Net Worth of Borrower and Guarantor shall not be less than, at any time: (i) $675,000,000 plus (ii) ninety percent (90%) of Equity Offering Net Proceeds.

          SECTION 1.7. Fixed Charge Coverage. Section 6.4.6 of the Original Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

          6.4.6. Fixed Charge Coverage. At any time, the ratio of EBITDA to Fixed Charges for the most recently completed Fiscal Quarter shall not be less than 1.75:1.0.

          SECTION 1.8. Financial Statements and Other Reports. Sections 5.1.2 through 5.1.5 of the Original Agreement are hereby deleted in their entirety and the following shall be substituted in lieu thereof:

          5.1.2. As soon as practicable and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters during each Fiscal Year a consolidated balance sheet of the Borrower Parties as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Guarantor's chief financial officer as fairly presenting the consolidated financial condition of the Borrower Parties as of the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to normal year-end adjustments and made in accordance with GAAP.

          5.1.3. Within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter, a certificate of the senior vice-president, corporate finance, chief financial officer, controller or treasurer of the Guarantor substantially in the form of Exhibit F (a "Compliance Certificate"), (a) duly completed setting forth the calculations required to establish Availability and compliance with Section 6.4 on the date of such financial statements and (b) stating that, to the best knowledge of such officer, after making such inquiry and other investigation as such officer deems reasonable under the circumstances, no Default exists or, if a Default does exist, the nature thereof and the action that the Borrower proposes to take with respect thereto;

          5.1.4. Within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter, a report showing Available Financing as of the end of such Fiscal Quarter.

          5.1.5. An Unencumbered Pool report which includes for each Unencumbered Asset, the Property NOI for such Fiscal Quarter with reasonable detail as to all Property Expenses, Capital Expenditures incurred, and average Occupancy Rate during the Fiscal Quarter. This portion of the report shall be submitted to the Agent within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter.

          SECTION 1.9. Environmental Matters. Section 5.12.1 of the Original Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

          5.12.1. Promptly upon discovery of any violation or alleged violation of Environmental Requirements with respect to any Real Property of any Borrower Party, the Borrower shall attempt in good faith as soon as practicable to determine the cost to remediate such violation of Environmental Requirements and the Borrower shall thereupon notify the Agent in writing of the Borrower's reasonable, good faith estimate of the cost to remediate such violation or alleged violation. Such good faith estimate of the cost of remediation (exclusive of costs and expenses of investigation), as revised from time to time pursuant hereto, shall be deemed to be the "Liquidated Cost" of such violation or alleged violation of Environmental Requirements. From time to time thereafter, not less than ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and not less than fifty (50) days after the end of each other Fiscal Quarter, the Borrower shall review and update all Liquidated Costs and shall deliver a written report to the Agent setting forth, in reasonable detail, each Liquidated Cost in excess of One Million Dollars ($1,000,000), the basis for the determination of the Liquidated Cost, and the Borrower's plans with respect to such violation or alleged violation of Environmental Requirements.

                                  ARTICLE II.

                  CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT

          The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Agent and the Lenders) (the "Amendment Date"), each document to be dated the Amendment Date unless otherwise indicated:

          (a) the Borrower shall have executed and delivered to the Agent duly executed original Notes for the account of each Lender dated as of the Closing Date complying with the provisions of Section 2.3 of the Credit Agreement;

          (b) the Borrower, the Agent and each of the Lenders shall have executed and delivered to the Borrower and the Agent a duly executed original of this Amendment;

          (c) Guarantor shall have executed and delivered to the Agent a duly executed consent to this Amendment reaffirming Guarantor's obligations under the Guaranty;

          (d) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Borrower and Guarantor, the authority for and the validity of this Amendment and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Amendment Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Amendment Date, as well as the articles of incorporation and bylaws of Guarantor, as amended, modified or supplemented to the Amendment Date, certified to be true, correct and complete by a senior officer of Guarantor as of a date not more than ten (10) days prior to the Amendment Date;

          (e) the Borrower and Guarantor shall have taken all actions required to authorize the execution and delivery of this Amendment and the other Loan Documents and the performance thereof by the Borrower and Guarantor, as the case may be;

          (f) the Agent shall have received, for its and any other Lender's account and the account of Gibson, Dunn & Crutcher LLP, all fees due and payable pursuant to the Lender Fee Letter on or before the Amendment Date;

          (g) the Borrower shall have executed and delivered to the Agent a duly executed original of the Fee Letter;

          (h) no Default or Event of Default shall have occurred; and

          (i) each of the Notes executed by Borrower in connection with the Original Agreement shall have been surrendered by the relevant Lender to the Agent for cancellation and return to the Borrower simultaneously with the Closing (it being acknowledged and agreed by the Lenders that the Notes originally executed by Borrower as of the Closing Date in connection with the Original Agreement (which are being replaced as of the Amendment Date by amended and restated notes) shall be deemed canceled, paid in full and of no further force and effect as of the Amendment Date.

                                  ARTICLE III.

                           REPRESENTATIONS OF BORROWER

          The Borrower hereby represents and warrants to the Agent and each of the Lenders the following:

          (a) All of the representations and warranties contained in the Original Agreement are true and correct on and as of the date hereof and will be true and correct after giving effect to this Amendment; the foregoing representation and warranty is not intended to modify Section 7.1.4 of the Credit Agreement.

          (b) No event which constitutes a Default or an Event of Default under the Original Agreement, as amended hereby, has occurred and is continuing, or would result from the execution and delivery of this Amendment.

          (c) The Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Original Agreement, as amended hereby, and under the Notes; and all such action has been duly authorized by all necessary proceeding on its part. Each of the Original Agreement, this Amendment and the Notes has been duly and validly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, except as limited by moratorium, bankruptcy, reorganization, insolvency or other laws affecting creditor's rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

                                   ARTICLE IV.

                                  MISCELLANEOUS

          SECTION 4.1 Capitalized Terms The capitalized terms used herein which are defined in the Original Agreement and not otherwise defined herein shall have the meanings specified therein.

          SECTION 4.2 Ratification The Original Agreement, as hereby amended, is in all respects ratified and confirmed, and all other rights and powers created thereby or thereunder shall be and remain in full force and effect.

          SECTION 4.3 Counterparts This Amendment may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute one and the same instrument.

          SECTION 4.4 Governing Law THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        Borrower:

                                        PS BUSINESS PARKS, L.P.,
                                        a California limited partnership

                                        By: PS BUSINESS PARKS, INC.,
                                        a California corporation,
                                        General Partner


                                        By: /s/ Ronald L. Havner
                                            ----------------------
                                            Name: Ronald L. Havner
                                            Title: President

                                        Address: PS BUSINESS PARKS, L.P.
                                        701 Western Avenue
                                        Glendale, California 91201
                                        Attn: Chief Financial Officer
                                        Telephone: (818) 244-8080
                                        Telecopier:(818) 244-9267

                                        Agent:

                                        Wells Fargo Bank, National Association


                                        By: /s/ Sharon Fisher
                                            ----------------------
                                            Name: Sharon Fisher
                                            Title: Vice President

                                        Address: Wells  Fargo  Bank,
                                                 National Association
                                        2030 Main Street, 8th Floor
                                        Irvine, California 92614
                                        Attention: Office Manager
                                        Telephone: (949) 251-4300
                                        Telecopier: (949) 851-9728

                                        Lender:

                                        Wells Fargo Bank, National Association


                                        By: /s/ Sharon Fisher
                                            ----------------------
                                            Name: Sharon Fisher
                                            Title: Vice President

                                        Address: Wells Fargo Bank,
                                                 National Association
                                        2030 Main Street, 8th Floor
                                        Irvine, California 92614
                                        Attention: Office Manager
                                        Telephone: (949) 251-4300
                                        Telecopier: (949) 851-9728

                                        LIBOR LENDING OFFICE:
                                        Wells Fargo Bank, National Association
                                        2120 East Park Place, Suite 100
                                        El Segundo, California 90245
                                        Attention: Anne Colvin
                                        Telephone: (310) 335-9458
                                        Telecopier: (310) 615-1014

                              CONSENT OF GUARANTOR

The undersigned, PS BUSINESS PARKS, INC., a California corporation ("Guarantor"), (i) hereby consents to the foregoing First Amendment to Revolving Credit Agreement dated as of August 19, 1999 (the "First Amendment") among PS BUSINESS PARKS, L.P., a California limited partnership ("Borrower"), the lenders listed therein (the "Lenders") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (in such capacity, the "Agent"), and (ii) hereby reaffirms its obligations under that certain General Continuing Repayment Guaranty dated as of August 6, 1998 made by Guarantor in favor of the Lenders and the Agent pursuant to which, among other things, Guarantor guarantees the payment and performance of Borrower's obligations under the Revolving Credit Agreement dated as of August 6, 1998 among Borrower, the Lenders and the Agent, as amended by the First Amendment.

                                        PS BUSINESS PARKS, INC.,
                                        a California corporation


                                        By: /s/ Ronald L. Havner
                                            ----------------------
                                            Name: Ronald L. Havner
                                            Title: President